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                                                                     EXHIBIT 4.1


                             STOCK PURCHASE WARRANT


         This Warrant is issued this 7th day of November, 2002, by GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), to GILMORE ENTERTAINMENT GROUP, LLC, a South Carolina limited liability company (the "Holder").

                                   AGREEMENT:

         1. Issuance of Warrant; Term. For and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 5,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares". This Warrant shall be exercisable at any time and from time to time from the date hereof until November 7, 2012 (the "Expiration Date").

         2. Exercise Price. The exercise price (the "Exercise Price") per share for which the Shares may be purchased pursuant to the terms of this Warrant shall be $35.00.

         3. Exercise. Pursuant to the terms and subject to the conditions hereof, this Warrant may be exercised by the Holder hereof (but only on the conditions hereafter set forth) in whole but not in part, upon delivery of written notice of intent to exercise to the Company at the following address:
One Gaylord Drive, Nashville, TN, 37214, Attention: President, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares. The Exercise Price shall be payable by a certified or bank check. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate for the total number of whole Shares for which this Warrant is being exercised.

         4. Covenants and Conditions. The above provisions are subject to the following:

                  (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws (the "Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such Shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT
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                  BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE
                  ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

                  (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         5. Transfer of Warrant. This Warrant may not be transferred, in whole or in part, to any person or business entity, without prior approval of the Company. Upon approval of a transfer of the Warrant by the Company, the Warrant may be transferred in whole but not in part, subject to the provisions of Section 4 hereof, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.

         6. Warrant Holder Not Shareholder. This Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company, including, but not limited to, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant in accordance with the provisions hereof.

         7. Adjustment Upon Changes in Stock. If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. The Company reserves the right to terminate this Warrant at any time prior to exercise by paying to the Holder a per share amount equal to the difference between the closing price of the Company's stock and the Exercise Price.

         8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and


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will be deemed to have been given when so delivered, one business day after being so sent or three business days after being so deposited in the U.S. Mail
(i) to the Company, at its principal executive offices, and (ii) to the Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

         9. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Tennessee.

         10. Miscellaneous. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. This Warrant may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                              GAYLORD ENTERTAINMENT COMPANY
                              a Delaware corporation


                              By: /s/ Carter R. Todd
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                              Title: Senior Vice President
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                              HOLDER:
                              GILMORE ENTERTAINMENT GROUP, LLC

                              By: /s/ Calvin Gilmore
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                              Title: Chief Executive Officer
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